UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
         --------------------------------------------------------
                                  SCHEDULE 14A
                      Proxy Statement Pursuant to Section 14(a) of
                           the Securities Exchange Act of 1934

/x/  Filed by the Registrant
/ /  Filed by a Party other than the Registrant

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material under Section 240.14a-12


                       ROFIN-SINAR TECHNOLOGIES INC.
         --------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


    -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transactions applies:

          -------------------------------------------------------------------
      2)  Aggregate number of securities to which transaction applies:

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      3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)  Proposed maximum aggregate value of transaction:

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      5)   Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
                                   ------------------------------------------
       2)   Form Schedule or Registration Statement No.:
                                                        ---------------------
       3)   Filing Party:
                         ----------------------------------------------------
       4)   Date Filed:
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





Peter Wirth
      Chairman of the Board,
                                                        January 28, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Wednesday, March 16, 2011, at 10:00 a.m., local time, at Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, MI 48170.

At this year's annual meeting, the agenda includes:

1.    The election of two (2) directors for a term to expire in 2014;

2. The ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ended September 30, 2011.

3. Approval of an Amendment to the Rofin-Sinar Technologies, Inc. 2007 Incentive Stock Plan;

4. A non-binding advisory vote approving executive compensation paid to our named executive officers; and

5. A non-binding advisory vote on the frequency of the advisory vote on the executive compensation paid to our named executive officers.

The Board of Directors recommends that you vote FOR election of the slate of nominees for directors, FOR ratification of appointment of the independent registered public accountants, FOR the adoption of the Amendment to the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan, FOR the approval of executive compensation, and a vote of EVERY TWO YEARS for the frequency of the executive compensation vote. We will also report on current business conditions and our recent developments. Members of the Board of Directors and our executive officers will be present at the annual meeting to discuss the affairs of Rofin-Sinar Technologies Inc. and to answer any questions you may have.

It is important that your shares be represented and voted at the annual meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

To help us plan for the annual meeting, please mark the appropriate box on the accompanying proxy card telling us if you will be attending.

                                                Sincerely,

                                                /s/  Peter Wirth
                                                --------------------
                                                Peter Wirth

                           [ROFIN-SINAR TECHNOLOGIES LOGO]

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS
OF ROFIN-SINAR TECHNOLOGIES INC.

The Annual Meeting of Stockholders of Rofin-Sinar Technologies Inc. will be held at Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, MI 48170 on Wednesday, March 16, 2011, at 10:00 a.m., local time. The items of business are:

     1.   Election of two (2) directors for a term to expire in 2014;

     2. Ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2011;

     3. Approval of an Amendment to the Rofin-Sinar Technologies, Inc. 2007 Incentive Stock Plan;

     4. A non-binding advisory vote approving executive compensation paid to our named executive officers;

     5. A non-binding advisory vote on the frequency of the advisory vote on the executive compensation paid to our named executive officers;

     6. To transact such other business as may properly come before the meeting and any adjournments thereof.

These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record at the close of business on January 21, 2011 will be entitled to vote at the annual meeting.

                                   By Order of the Board of Directors

                                     /S/  Cindy Denis
                                    ----------------------------
                                    Cindy Denis
                                    Secretary
Plymouth, Michigan
January 28, 2011

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting and Proxy Statement, including proxy card and annual report, may be viewed and downloaded at: http://www.rofin.com/proxy

EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                        ROFIN-SINAR TECHNOLOGIES INC.
                            40984 CONCEPT DRIVE
                        PLYMOUTH, MICHIGAN  48170


                  --------------------------------------
                             PROXY STATEMENT
                  --------------------------------------


                    FOR ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MARCH 16, 2011
                  --------------------------------------



This Proxy Statement is furnished to the shareholders of Rofin-Sinar Technologies Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, MI 48170 on Wednesday, March 16, 2011, at 10:00 a.m., local time, and at any adjournment thereof. The approximate date on which this proxy statement and form of proxy is first being sent to the Company's stockholders is January 28, 2011. References in this proxy statement to "we," "our" or "us" refer to Rofin-Sinar Technologies Inc., unless otherwise noted.

Only stockholders of record as of the close of business on January 21, 2011 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the Record Date, there were 28,520,596 shares of Common Stock, $0.01 par value per share, of the Company outstanding.

Each stockholder of record and beneficial owner of the shares of Common Stock on the Record Date is entitled to one vote for each share of Common Stock of the Company so held. You are a stockholder of record if at the close of business on the Record Date your share of Common Stock were registered directly in your name with BNY Mellon Shareholder Services, the Company's transfer agent. You are a beneficial owner if at the close of business on the Record Date your shares of Common Stock were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in "street name". As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all.

The presence, either in person or by properly executed proxy, of the owners of one third of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at such meeting.

Any proxy given pursuant to this solicitation may be revoked by a stockholder of record at any time before it is exercised by delivering to the Company (to the attention of Cindy Denis) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you are the beneficial owner of your shares, you must contact your broker or other nominee holding your shares and follow their instructions for changing your vote.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If you are a stockholder of record and you submit a proxy, but provide no voting instructions with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees for director, FOR the proposal to ratify the appointment of the independent registered public accountants, FOR the adoption of the Amendment to the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan, FOR the approval of executive compensation, and a vote of "EVERY TWO YEARS" for the frequency of the executive compensation vote.

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the NYSE's rules, brokers and other nominees have the discretion to vote on routine matters such as the proposal to ratify the appointment of the independent registered public accountant, but do not have discretion to vote on non-routine matters such as the election of directors and the two advisory Proposals. Therefore, if you are a beneficial owner and you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on the proposal to ratify the appointment of the independent registered public accountant and any other routine matters properly presented for a vote at the annual meeting.

Stockholders voting by proxy for the election of directors nominated to serve until the 2014 Annual Meeting may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the enclosed form of proxy. Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of this vote.

The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters are presented at the Annual Meeting, the persons named in the proxy card will vote in accordance with their judgment.

This solicitation is being made by the Board of Directors of the Company and its cost (including preparing and mailing of the notice, this proxy statement and the form of proxy) will be paid by the Company. We have engaged Georgeson Inc. to assist with the solicitation of proxies for a fee not to
exceed $6,500, plus reimbursement for out-of-pocket expenses.   The Company
will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy material to their principals and will reimburse them for their reasonable expenses in so doing. No compensation in addition to regular salary and benefits will be paid to any officer or regular employee for such solicitation assistance.

                                  PROPOSAL ONE:
                             ELECTION OF DIRECTORS

Board of Directors

Pursuant to the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with staggered three-year terms, and not more than one class of directors being elected at any Annual Meeting of the Stockholders.

Dr. Peter Wirth and Dr. Stephen D. Fantone, the two Class III directors whose terms will expire at the Annual Meeting, have been nominated by the Board of Directors to stand for re-election as Class III directors to hold office until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors knows of no reason why any nominee will be unable or unwilling to serve as a nominee or director if elected. Certain information concerning Dr. Wirth and Dr. Fantone is furnished below:

   Peter Wirth, 64, served as Executive Chairman of the Board of Directors from September 1996 until September 2009. In October 2009, Dr. Wirth retired as General Manager of Rofin-Sinar Laser GmbH ("RSL") and continues to serve as Non-Executive Chairman of the Board of Directors. Dr. Wirth was previously the Chief Executive Officer and President of the Company from September 1996 until May 2005. He has also served as General Manager of RSL from October 1994 until September 2009. From 1991 until October 1994, Dr. Wirth was President of Rofin-Sinar Inc. ("RSI"). He joined RSL in 1979 as Sales Manager for Industrial Lasers, and became Director, Sales and Marketing in 1983. He holds a Master's Degree and a Ph.D. in Physics from the Technical University in Munich, Germany. For all of the above stated reasons, our Board and Nominating Committee have concluded that Dr. Wirth should be nominated to continue to serve as a director.

   Stephen D. Fantone, 57, has been a member of the Company's Board of Directors since October 2005, and has served on the Company's Audit, Compensation, and Nominating Committees. Dr. Fantone is the President and Chief Executive Officer of Optikos Corporation and is a Senior Lecturer at M.I.T. Dr. Fantone served as a director, since March 1995, and Chairman of the Board of Directors, since January 1997, of Benthos Inc., until it was sold in January 2006. Dr. Fantone has been a director at Zygo Corporation since June 2009. Dr. Fantone has received Bachelor of Science Degrees in Electrical Engineering and Management from M.I.T. and a Ph.D. in Optics from the Institute of Optics at the University of Rochester. For all of the above stated reasons, our Board and Nominating Committee have concluded that Dr. Fantone should be nominated to continue to serve as a director.

The two nominees receiving the highest number of affirmative votes will be elected as Class III directors of the Company.

Recommendation of the Nominating Committee of the Board of Directors Concerning the Election of Directors:

The Nominating Committee of the Board of Directors of the Company recommends a vote FOR Dr. Peter Wirth and Dr. Stephen D. Fantone as Class III directors to hold office until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify a contrary choice in their proxy. The members of the Nominating Committee, Messrs. Reins, Willis, Smoke, and Dr. Fantone, are independent directors within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace Rules.


Existing Class One Directors Whose Terms Expire in 2012


Guenther Braun, 53, has been Chief Executive Officer and President of the Company since May 2005 and a member of the Company's Board of Directors since September 1996. He served as Executive Vice President, Finance and Administration, Chief Financial Officer and Treasurer from September 1996 to May 2005. Since 1994, he has also been the Financial Director for RSL. He joined RSL in 1989 in connection with RSL's acquisition of Coherent General Inc.'s Laser Optronics marking division. Mr. Braun holds a Business Administration Degree from the Fachhochschule in Regensburg, Germany. His experiences and skill set listed above make him a valuable member of our Board of Directors.

Ralph E. Reins, 70, has been a member of the Company's Board of Directors since September 1996. Mr. Reins was a Director of Group Dekko until June 2009 and of Weirton Steel until December 12, 2002. He was Chief Executive Officer of Qualitor Inc. until July 1, 2002 and remained as Chairman of Qualitor Inc. until it was sold in December 2004. Mr. Reins served as President and Chief Executive Officer of AP Parts International, Inc. from 1995 to 1997, as President and Chief Executive Officer of Envirotest Systems Corp. in 1995, as President of Allied Signal Automotive from 1991 through 1994 and as President of United Technologies Automotive from 1990 to 1991. Prior to that, he was Chairman, Chief Executive Officer, President and Chief Operating Officer of Mack Truck from 1989 to 1990 and President and Chief Executive Officer of ITT Automotive from 1985 to 1989. Mr. Reins is a member of the Company's Audit, Compensation, and Nominating Committees. His experiences and skill set listed above make him a valuable member of our Board of Directors.


Existing Class Two Directors Whose Terms Expire in 2013


Carl F. Baasel, 69, became a member of the Company's Board of Directors in October 2000, following the Company's acquisition of a majority stake in Carl Baasel Lasertechnik GmbH, a company that Mr. Baasel founded in 1975. Mr. Baasel served as that company's Managing Director until September 2001, when it was transformed into a limited partnership under the name "Carl Baasel Lasertechnik GmbH & Co. KG". From September 2001 until June 2008, he has served as Managing Director of this limited partnership, which is a fully owned subsidiary of the Company. Mr. Baasel holds a Master's Degree in Physics from the Technical University of Munich. His experiences and skill set listed above make him a valuable member of our Board of Directors.

Gary K. Willis, 65, has been a member of the Company's Board of Directors since September 1996. Mr. Willis retired from Zygo Corporation in November 2000, where since November 1998; he had been Chairman of the Board of Directors. Mr. Willis had also served as Director of Zygo Corporation since February 1992 and as its President and Chief Executive Officer from 1992 and 1993 through 1999, respectively. Prior to joining Zygo Corporation, he was Chairman, President and Chief Executive Officer of The Foxboro Company. Mr. Willis rejoined Zygo Corporation as a Director in June 2009 and also serves as a Director of Vion Pharmaceuticals Inc., Plug Power Corporation, and Middlesex Health Services, Inc. Mr. Willis previously served as a Director of Benthos Corporation until 2006. Mr. Willis has a Bachelor of Science Degree in Mechanical Engineering from Worcester Polytechnic Institute. Mr. Willis is a member of the Company's Audit, Compensation, and Nominating Committees. His experiences and skill set listed above make him a valuable member of our Board of Directors.

Daniel J. Smoke, 61, has been a member of the Company's Board of Directors since August 2003. On January 4, 2010, Mr. Smoke became the Chief Financial Officer ("CFO") of JAC Products Inc. He was previously the CFO of Truck Bodies and Equipment International, Inc. from 2006 to 2007; B.R. Lee Industries, Inc. from 2005 to 2006; and Marco Wood Products Inc. from 2004 to 2005. From 1999 to 2004, Mr. Smoke was in a private consulting practice.
Mr. Smoke served as Vice President and CFO of Bucyrus International, Inc. from 1996 to 1999. Prior to that, he served as Vice President and CFO for the Folger Adam Company from 1995 to 1996. Mr. Smoke held various positions at Eagle Industries, Inc. from 1986 to 1994, including Corporate Controller, Vice President of Finance, Senior Vice-President and Group Executive, and Division President. Mr. Smoke has a Bachelor of Arts Degree in Business Administration from Washington State University and a Master of Science Degree in Accounting from California State University. Mr. Smoke is a member of the Company's Audit, Compensation, and Nominating Committees. His experiences and skill set listed above, including his financial background, make him a valuable member of our Board of Directors.

                DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE

Director Independence

We believe that the Company benefits from having a strong and independent Board of Directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. On an annual basis, the Board reviews the independence of all directors under guidelines established by NASDAQ and in light of each director's affiliations with the Company and members of management. This review considers all known relevant facts and circumstances in making an independence determination. Based on this review, the Board has made an affirmative determination that all directors, other than Dr. Wirth, and Messrs. Braun and Baasel, are independent. Messr. Braun was determined to lack independence due to his status as the Company's President and Chief Executive.

Audit Committee Financial Expert

The Board of Directors has determined that one member of the Audit Committee, Daniel J. Smoke, qualifies as "audit committee financial expert" as such term is defined in the applicable Securities and Exchange Commission Audit Committee rules and that he has the requisite level of financial sophistication required under the listing standards of NASDAQ.


Code of Business Conduct and Ethics

The Board of Directors and the Company are committed to good corporate governance practices. The Company's Code of Business Conduct and Ethics requires management, including the Company's Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Controller, and employees to abide by high standards of business conduct and ethics. The Code of Business Conduct and Ethics is available in the Investors Relations section of the Company's web site at www.rofin.com


Executive Sessions of Non-Management Directors

Executive sessions of non-management directors (consisting of all independent directors) are regularly scheduled and held at each meeting.


Stockholder Communications with the Board

Any stockholder who wishes to send any communications to the Board, a particular committee of the Board or a particular director should also deliver such communications to the Secretary of the Company at the address listed above. The Secretary is responsible for determining, in consultation with other officers of the Company, counsel, and other advisers as appropriate, which stockholder communications will be relayed to the Board.

Risk Oversight Process

Our Board of Directors has the primary responsibility for risk oversight of the Company as a whole. However, the Board has delegated primary oversight responsibility to the Audit Committee. The Audit Committee is responsible for overseeing risks associated with financial and accounting matters, including compliance with all legal and regulatory requirements and internal control over financial reporting. In addition, the Audit Committee has oversight responsibility for the Company's overall business risk management process, which includes the identification, assessment, mitigation and monitoring of key business risks on a company-wide basis. On an at least annual basis the Audit Committee reviews the key business process risks and controls of the Company, and approves the internal audit control testing plan. On a quarterly basis, the internal audit department reports the progress of the annual control testing to the Audit Committee. At the year end meeting, the Company's internal audit department and the external auditors report their respective findings to the Audit Committee. Any significant findings are followed up on and corrected under the direction of the Audit Committee or Executive Management. The Board believes that the current leadership structure of the Board supports effective oversight of the Company's risk management processes described above by providing independent leadership at the Board committee level, with ultimate oversight by the full Board as led by the Chairman, and the President and CEO.


                       BOARD OF DIRECTORS AND COMMITTEES

During the fiscal year ended September 30, 2010, the Board of Directors held five meetings. All directors attended at least 75% of the meetings of the Board of Directors and meetings of the committees of which they are members. The Board currently has an Audit Committee, a Compensation Committee, and a Nominating Committee. We do not have a formal policy regarding attendance by directors at annual meetings. However, our directors are expected to attend board meetings and meetings of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. All directors who were on the Board at the time of the last annual meeting attended the meeting.

The role of Chairman of the Board is currently held by Dr. Peter Wirth, while the role of Chief Executive Officer is held by Guenther Braun. We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors and executive sessions of the Board of Directors. Our Chief Executive Officer serves on our Board of Directors, which we believe helps the Chief Executive Officer serve as a bridge between management and the Board of Directors, ensuring that both groups act with a common purpose. We believe that the Chief Executive Officer's presence on the Board of Directors enhances his ability to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions by the Board of Directors.

BOARD COMMITTEES

Audit Committee. The Audit Committee is responsible for recommending an independent registered public accounting firm to the Board of Directors, reviewing the proposed scope of such audit, approving the audit fees, overseeing and evaluating the performance of the independent registered public accounting firm, overseeing the accounting and financial reporting policies and internal control systems of the Company, reviewing and approving transactions between the Company and its directors, officers and affiliates, considering whether the provision by the external auditors of services related to the annual audit and quarterly reviews is consistent with maintaining the auditors' independence, and reviewing annually the adequacy of the Audit Committee Charter. The Board of Directors has adopted a written Charter for the Audit Committee. A copy of the Audit Committee Charter is available in the Investor Relations section of the Company's website at www.rofin.com.

During fiscal year 2010, the members of the Audit Committee were Messrs. Reins, Willis, Smoke and Dr. Fantone. Mr. Smoke has been identified as a "financial expert" under applicable Securities and Exchange Commission ("SEC") audit committee rules. All members of the Audit Committee are independent directors within the meaning of Rule 4200(a)(15)of the NASDAQ Marketplace Rules. During fiscal year 2010, Mr. Smoke was Chairman of the Audit Committee. In fiscal year 2010, the Audit Committee held four meetings.


The Nominating Committee. The Nominating Committee is responsible for assisting the Board by actively identifying individuals qualified to become Board members and recommending to the Board of Directors nominees for election at the next annual meeting of stockholders. The Nominating Committee has two primary methods for identifying candidates (other than those proposed by the Company's stockholders, as discussed below). First, on a periodic basis, the Nominating Committee solicits ideas for possible candidates from a number of sources including members of the Board; senior level Company executives; individuals personally known to the members of the Board; and research. Second, the Nominating Committee may from time to time use its authority under its charter to retain, at the Company's expense, one or more search firms to identify candidates (and to approve such firms' fees and other retention terms). The Nominating Committee will also consider nominees recommended by stockholders. Although there are no formal procedures for stockholders to nominate persons to serve as directors, stockholders wishing to submit nominations should notify the Company at its principal offices (Attention: Cindy Denis, Secretary, 40984 Concept Drive, Plymouth, MI 48170) of their intent to do so. To be considered by the Nominating Committee, nominations must be received on or before the deadline for receipt of stockholder proposals. See "Stockholders' Proposals." Any candidate submitted by a stockholder must meet the definition of an "independent director" under NASDAQ.

The Nominating Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. Once the nominee has been contacted and accepts to be considered as a nominee, the Nominating Committee reviews and analyzes the nominee's resume, credentials and the expertise the nominee would offer the Board of Directors and the Company. While the Nominating Committee does not have a formal policy with respect to diversity, the Board and the Committee believe that it is essential that Board members represent diverse business backgrounds, experience, talents, and perspectives. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate's credentials. Directors are selected based on their ability to represent the best interests of the Company's stockholders and not just one particular constituency; demonstrated sound business judgment and an inquiring mind; expertise that adds to the composition of the Board; professional experience, education, and their interest in, and capacity for understanding the complexities of, the operation of the Company; and their being prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee of which he or she is a member. These individuals can bring considerable experience to the impartial oversight of the Company's operations. The Board of Directors has adopted a written Charter for the Nominating Committee. A copy of the Nominating Committee Charter is available in the Investor Relations section of the Company's website at www.rofin.com.

The members of Nominating Committee, during fiscal year 2010, were Messrs. Reins, Willis, Smoke and Dr. Fantone, each of whom are independent directors within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Messrs. Reins, Willis, Smoke, and Dr. Fantone are not employees of the Company. During fiscal year 2010, Mr. Willis was Chairman of the Nominating Committee. In fiscal year 2010, the Nominating Committee held one meeting.


The Compensation Committee. The Compensation Committee is responsible for providing a general review of the Company's compensation and benefit plans and ensuring that they meet corporate financial and strategic objectives.

The responsibilities of the Compensation Committee also include administering the 1996 Equity Incentive Plan, the Annual Incentive Plan, the 2002 Equity Incentive Plan, and the 2007 Incentive Stock Plan (all of which are described below), including selecting the officers and salaried employees to whom awards will be granted and making such awards. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee Charter is available in the Investor Relations section of the Company's website at www.rofin.com. The members of the Compensation Committee are Messrs. Reins, Willis, Smoke and Dr. Fantone, each of whom are independent directors within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace Rules. During fiscal year 2010, Mr. Reins was Chairman of the Compensation Committee. In fiscal year 2010, the Compensation Committee held two meetings.

Compensation Committee Matters

Scope of Authority

The Compensation Committee acts on behalf of the Board of Directors of the Company and, by extension, the shareholders to establish the compensation of executive officers of the Company and provides oversight of the Company's global compensation philosophy. The Compensation Committee also acts as the oversight committee with respect to our 2007 Incentive Stock Plan discussed below covering named executive officers ("NEOs") and other employees. In general, the Committee may rely on recommendations from the Chief Executive Officer regarding participant selection and award determination. However, the Compensation Committee makes final determinations regarding any compensation decisions.

The Committee's Processes

The Compensation Committee has established a number of processes to assist it in ensuring that the Company's executive compensation program is achieving its objectives. Among those are:

* Meetings. The Compensation Committee meets several times each year. Compensation Committee agendas are established in consultation with the Committee Chair. The Compensation Committee meets in executive session following each regular meeting.

* Assessment of Company Performance. The Compensation Committee uses Company performance measures in establishing total compensation ranges; the Compensation Committee considers various measures of Company performance, including revenues or net income.

* Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the NEOs. During the course of each year, the Compensation Committee meets with the Chief Executive Officer to review recommendations on changes, if any, in base salary of each NEO (other than the Chief Executive Officer).

Compensation Committee Interlocks And Insider Participation

Messrs. Reins, Willis, Smoke and Dr. Fantone are the members of the Compensation Committee of the Board of Directors of the Company. None of such individuals is an officer of the Company. There are no Compensation Committee interlocks involving executive officers of the Company.

                            EXECUTIVE OFFICERS

Our executive officers and their respective positions as of the record date are set forth in the following table. Biographical information regarding each executive officer who is not also a director is set forth below.

Ingrid Mittelstaedt, 46, has been Chief Financial Officer, Executive Vice President, Finance and Administration, and Treasurer since December 2005. Since 1997, she was Head of Corporate Controlling for the Company and Head of Finance and Administration of RSL. Before joining the Company, Mrs. Mittelstaedt was a Supervising Senior with KPMG in Germany. She holds a Master's Degree in Economic Sciences from the University of Buenos Aires and is an Argentinean certified public accountant.

Thomas Merk, 48, has been Chief Operating Officer of the Rofin Micro Business since December 2005, the Rofin Marking Business since July 2006, and a Managing Director of Carl Baasel Lasertechnik GmbH & Co. KG. since May 2000. He started his career in 1989 at Boehringer Werkzeugmaschinen Vertriebs GmbH, Germany, and remained there until 2000, most recently serving as sales director. Mr. Merk holds a Master's Degree in mechanical engineering from the Technical University of Stuttgart, Germany.

Louis Molnar, 57, has been Chief Operating Officer of the Rofin Macro Business since December 2005. He also serves as President of RSI, a fully owned subsidiary of the Company, located in Plymouth, Michigan, since August 2000 and President of Rofin-Baasel Inc. ("RBInc."), a fully owned subsidiary of the Company in Devens, Massachusetts since July 2003. Mr. Molnar served as President and Chief Operational Officer of GALCO Industrial Electronics, a company offering electrical and electronic control products, from July 1997 until August 2000. Prior to that date, Mr. Molnar served as Director for FANUC Robotics, where he was responsible for the entire business infrastructure and operations, as well as all engineering functions, for the automotive components and general industries markets. Mr. Molnar holds a Bachelor of Science Degree in Electrical Engineering from Oakland University and a Master's Degree in Business Administration from Michigan State University.

Dr. Ulrich Hefter, 58, has been Chief Technical Officer of the Company since March 2006. He has been Chief Technical Director of RSL, since April 2001. Dr. Hefter graduated in Physics at the University of Kaiserslautern in 1981, where he worked as a Junior Scientist from 1983 onwards, after a two year stay at the University of Colorado. In 1984 he started his career as Research Manager for Laser-Optronic, a company which developed, manufactured and sold laser marking systems. In 1987 he also became responsible for the Engineering Department at Laser-Optronic. Laser-Optronic has been part of the Marking Division of Rofin-Sinar Laser GmbH since 1989.

                         EXECUTIVE COMPENSATION

                  COMPENSATION DISCUSSION AND ANALYSIS

For the fiscal year ending September 30, 2010, which we refer to as "fiscal year 2010", our NEOs were:

*     our President and  Chief Executive Officer, Mr. Guenther Braun

*     our Chief Financial Officer and Treasurer, Mrs. Ingrid Mittelstaedt

*     our Chief Operating Officer - Macro, Mr. Louis Molnar

*     our Chief Operating Officer - Micro & Marking, Mr. Thomas Merk, and

*     our Chief Technical Officer - Dr. Ulrich Hefter

Following this "Compensation Discussion and Analysis", you will find a series of tables containing specific information about the compensation earned, awarded or paid during fiscal year 2010. Please refer to those tables when considering the discussion below.


Compensation Philosophy and Objectives

Our philosophy is to align NEO compensation with our strategic objectives, while providing competitive compensation that enables us to attract and retain top quality executive talent. To that end, the primary objectives of our NEO compensation policy are to:

* Provide compensation in a manner that allows for management to share in the risks and potential rewards of our enterprise growth.

* Maintain the common interest of NEOs and our shareholders in our long-term growth through a focus on stock options.

* Provide incentives for short-term success-oriented operation through our annual cash incentive program.

* Attract and retain individuals with the leadership and technical skills to carry the Company into the future and to grow the business.

Principal Components of Executive Compensation

The principal components of our executive compensation program are:

*     Base salary

*     Annual cash incentive award; and

*     Long-term, equity-based incentives


Mix of Compensation Components

NEO compensation is based on our pay-for-performance philosophy, which rewards executive performance that correlates closely with the achievement of both shorter-term performance objectives and longer-term shareholder value. To this end, a substantial portion of our executives' annual and long-term compensation is at-risk, meaning that the ultimate value of their compensation is largely or entirely dependent on our overall growth and success. We believe that this benefits our Company and shareholders by ensuring that our management team has strong commitment to the health of our entire Company.

Target Pay Philosophy - How We Use Our "Comparator Group"

Our NEO compensation is reviewed against executive compensation at a designated set of publicly-traded companies (which we call our "Comparator Group"). Historically, our Comparator Group was constructed using companies that are similar to us in terms of their total revenues, manufacturing focus and profitability and for which executive officer positions were comparable to ours in terms of breadth, complexity and scope of responsibilities. However, given the global economic conditions during fiscal years 2010 and 2009, we did not believe that an accurate Comparator Group could be obtained as revenues, profitability and officer responsibilities changed throughout the years for many companies.

Historically, our Comparator Group included manufacturing companies with an optical, electronics and/or engineering background having revenues ranging from approximately $400 million to approximately $1.0 billion with return on sales of approximately 10% or higher over a three-year period. In fiscal year 2007 (the last year a comparative analysis was completed), the Comparator Group was comprised of the following companies: Coherent Inc., Newport Corp., Tektronix Inc., Rogers Corp., GSI Group, FLIR Systems, Inc., Technitrol Inc., Trimble Navigation, Inc., National Instruments, Inc., Kemet Corp., Aeroflex Inc., MTS Systems, Inc., Littlefuse Inc. and Dolby Laboratories, Inc.

The Compensation Committee evaluates the total compensation package of our NEOs against the total compensation package of NEOs in the Comparator Group. The individual components of the total package and the relative size of each component to the total compensation package are used in this consideration, although the Committee does not seek to match any particular percentile among the Comparator Group. Instead, the Committee considers information on our Comparator Group in order to get a general sense of compensation trends in our industry and the appropriateness of our NEO compensation packages. It relies on proxy statements, and executive compensation surveys for data on current market pay practices and trends.

Components of Executive Compensation for fiscal year 2010

As is our general philosophy, for fiscal year 2010, the Compensation Committee used a three-pronged approach to our executive compensation program: 1) base salary; 2) annual cash incentive awards; and 3) long-term equity-based compensation. We believe that this program balances the mix of cash and equity compensation, and leaves an appropriate portion of each NEOs compensation package "at-risk". Historically, executive compensation for a particular fiscal year is reviewed and finalized by the Compensation Committee during its first meeting in the current fiscal year.

Base Salary

The Compensation Committee considers relevant market pay practices when setting executive compensation to ensure our ability to recruit and retain high caliber talent. The Compensation Committee sets base salary levels for executive officers each year based on a number of factors, including the status of the competitive marketplace for such positions, the responsibilities of the position, the experience of the individual, the individual's performance and contributions to our Company during the past year, and our desire to maintain internal equity in pay structure in relationship to other executives within the Company and against the executive compensation of our Comparator Group. Base salary is the one fixed component of our executives' total direct compensation, in contrast to incentive compensation, which is based on our performance. The Compensation Committee reviews the base salaries of executive officers annually and whenever an executive is promoted. The Compensation Committee meets with the Chief Executive Officer to review recommendations on changes, if any, in base salary of each NEO (other than the Chief Executive Officer).
The Compensation Committee reviews and approves changes in the base salary of the Chief Executive Officer. Our NEOs' base salaries trend towards the low end of the range of base salaries in our Comparator Group for that position.

For more information regarding our NEOs' base salaries for fiscal year 2010, see the "Summary Compensation Table" on pages 22 and 23.

Cash Incentive Bonuses

The Compensation Committee has established a Cash Incentive Plan for our NEOs in order to align executive compensation with the Company's revenue, operating profit and net income objectives.

Under the Cash Incentive Plan actual bonus payouts are determined by the Compensation Committee based upon the actual performance of the NEO against the targeted goals. The Chief Executive Officer approves all individual awards under the Cash Incentive Plan except his own and the NEOs', which are approved by the Compensation Committee in its sole discretion. The Cash Incentive Plan is available to all NEOs and selected other members of the Company's senior management. Awards under the Cash Incentive Plan paid for Fiscal year 2010 appear in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column. The selected participants receive incentive awards designed to focus management's attention and effort on the attainment of pre-established annual performance goals.

Target Opportunities. Each participant in the Cash Incentive Plan is assigned a target award opportunity, expressed as a percentage of the annual base salary, which percentage is set forth in the participant's employment
agreement or offer letter, as applicable.   For fiscal years 2010 and 2009,
the target award opportunity for Mr. Braun was 70% of his base salary, the target award opportunity for Messrs. Hefter, Merk, Molnar and Mrs. Mittelstaedt were 50% of their base salaries.

Pre-Established Performance Goals. For Messrs. Braun, Hefter, Molnar and Merk, and Mrs. Mittelstaedt, the performance goals are based upon consolidated revenues and consolidated net income for the fiscal year. In addition, Mr. Molnar's and Mr. Merk's performance goals include pre-established individual goals which are determined to be important in relationship to the position they maintain within the Company.

For each metric, a specific target performance goal and a defined performance range around the target are established. The performance range consists of a threshold, minimum performance level, and a maximum performance level for each NEO. The cash incentive award is guaranteed if the applicable targets are reached.

For fiscal year 2010, if we reached our threshold targets, Mr. Braun would have been entitled to 35% of his base salary; Messrs. Hefter, Merk and Molnar and Mrs. Mittelstaedt would have been entitled to 25% of their base salary. If we reached our target goals, Mr. Braun would have been entitled to 70% of his base salary; Messrs. Hefter, Merk and Molnar, and Mrs. Mittelstaedt would have been entitled to 50% of their base salary. If we reached the maximum performance target, Mr. Braun would have been entitled to 77% of his base salary; and Messrs. Hefter, Merk and Molnar and Mrs. Mittelstaedt would have been entitled to 55% of their base salary. The Compensation Committee does not have "negative" discretion to reduce the size of any award if the relevant targets are met. However, the Compensation Committee does have the discretion to provide an award given the overall performance of the Company if specific target goals are not met.

Our target goals are intended to be attainable yet challenging. However, they are set high enough that significantly exceeding them would require performance in excess of our expectations. We believe that if financial targets are not attainable, the Cash Incentive Plan will lose the motivational effect it was designed to achieve and payouts will lag behind competitive market levels.

For more information regarding our annual cash incentive program, see the "Summary Compensation Table" and the "Grants of Plan-Based Awards" table.


Long-Term Incentive Compensation - Stock Options

We believe that long-term equity incentive compensation is an integral component of our compensation program because it has the effect of recruiting, retaining and motivating high-quality employees. In addition, we believe that long-term incentive compensation aligns executives' interests with the interests of shareholders, and rewards the achievement of the Company's long-term strategic goals. Grants of long-term incentive awards are based on Company performance, and targeted at levels that approximate market value of equity incentive compensation for executives holding comparable positions at companies in the Comparator Group, utilizing the same compensation data used for setting total annual compensation. In March of each fiscal year, the Compensation Committee reviews and approves the stock options to be granted to executives and other eligible employees who participate in the Company's long-term incentive programs. Generally, in recent years, stock options have been granted to executive officers with stock options being used as a compensation component over the vesting period of the options, generally five years.

All equity awards granted in fiscal year 2010 were granted from our 2007 Incentive Stock Plan. Some features of our stock option program include:

* Options vest ratably over 5 years, which means that twenty percent (20%) of the options will become exercisable one year from the date of grant, and an additional 20% of the option will become exercisable each year thereafter;

*     The term of each grant does not exceed ten (10) years; and

* The exercise price is equal to the closing market price on the date of grant.

For additional information concerning the timing of grants of stock options, see "Equity Grant Practices" below.

In March 2010, the Committee awarded stock options to each of the NEOs as follows: Mr. Braun 50,000 shares; Mr. Hefter, Mrs. Mittelstaedt, and, Mr. Molnar 25,000 shares; and Mr. Merk 30,000 shares. We determined the size of each NEO's grant based on our previous year's performance and the relative performance of each NEO and his or her seniority and responsibilities. In addition, the Committee considered the historical equity compensation awards by companies in our Comparator Group.

Although the Compensation Committee has the authority under our 2007 Incentive Stock Plan to grant stock appreciation rights, stock grants, and stock units in addition to stock options, in recent years we have used only stock options because we believe that options provide NEOs the best opportunity to purchase and maintain an equity position in the Company and to share in the appreciation of the value of our Common Stock. However, we may grant other forms of equity compensation in the future. We do not currently have any stock ownership guidelines or requirements in place for our executive officers; however, we have designed our equity incentive compensation to encourage stock ownership by management.


Equity Grant Practices

Historically, the Company has issued stock options primarily in one of three situations: (1) to employees periodically as an incentive for continued, productive employment and retention; (2) to new employees as a component of an offer of employment and an incentive to attract them to the Company and
(3) to new employees in connection with an acquisition as an incentive for continued productive employment with the Company after the acquisition is complete. All stock options are issued with an exercise price equal to the closing market value of a share of our Common Stock on the date of grant.

Stock options are granted, at the discretion of the Compensation Committee, to groups of employees from time to time at a regularly scheduled meeting of the Compensation Committee, usually every year in March. The exact amounts of grants issued to NEOs in 2010 are shown in the "Grants of Plan Based Awards" table on page 23. The Compensation Committee approves all grants to employees and no authority to make grants has been delegated to management.

Stock options may be granted to new employees as a component of their overall compensation package. These option grants are approved by the Compensation Committee.

The Company may also issue options as a component of an acquisition. When this occurs, the options are approved by the Compensation Committee at a special meeting or as part of a regular meeting. No such options were issued during fiscal year 2010 and we do not currently anticipate issuing options under such circumstances.


Long-Term Incentive Compensation-Pension Plans

RSL Pension Plan

Messrs. Braun and Hefter, and Mrs. Mittelstaedt participate in the Rofin-Sinar Laser GmbH Pension Plan (the "RSL Pension Plan") for RSL executives, an unfunded plan in accordance with the typical practices of German companies. The RSL Pension Plan provides pensions to participants who (i) retire on or after age 60 or terminate employment due to a permanent disability and (ii) have served at least 10 years with RSL at the time of separation.

The annual benefits payable under the RSL Pension Plan, which commence at the statutory retirement age of 65 for Messrs. Braun and Hefter, and 67 for Mrs. Mittelstaedt (according to German law), are based upon the age at which the participant leaves RSL.

Book reserves are kept to record benefits accruals under the RSL Pension Plan. Messrs. Braun and Hefter, and Mrs. Mittelstaedt joined or were deemed to have joined (as applicable) the RSL Pension Plan on November 1, 1984, October 1, 1984, and January 1, 1997, respectively. Assuming retirement at or after age 60, Messrs. Braun and Hefter, and Mrs. Mittelstaedt would receive a monthly pension benefit of $3,373, $1,094 and $732, respectively (at the weighted average Euro/U.S. dollar exchange rate in effect during the fiscal year ended September 30, 2010).

Rofin-Sinar Inc. Pension Plan

In 1996 we adopted a defined benefit plan for our employees known as the Rofin-Sinar Inc. Pension Plan (the "RSI Plan"). Under the RSI Plan, employees receive annual pension benefits equal to the product of (i) the sum of 1.125% of the first $12,000 of average final compensation and 1.5% of "average final compensation" in excess of that amount, and (ii) the number of years of service in which the employee was employed by a participating employer. Average final compensation is based upon the period of four consecutive plan years out of the last ten full plan years preceding the employee's retirement which produces the highest amount. Mr. Molnar is currently the only NEO participating in the RSI Plan.

Assuming retirement at or after age 62, Mr. Molnar would receive a monthly benefit of $4,235.


Perquisites and Other Benefits

During fiscal year 2010, we did not provide perquisites or personal benefits to executive officers.

Employment Agreements with Named Executive Officers

Messrs. Braun, Merk and Hefter, and Mrs. Mittelstaedt have employment agreements with us, under which they are entitled to specified base salaries, adjusted by the Compensation Committee, plus the opportunity to participate in the Cash Incentive Plan. Each employment agreement has an indefinite term, subject to termination by either the Company and RSL or the executive upon two years' prior written notice. In accordance with the employment agreements, each executive has agreed (i) not to disclose or exploit any of the Company's Confidential Information (as defined therein), (ii) to assign to the Company all inventions or improvements made by the executive in the course of his employment with the Company, and (iii) not to compete with the Company for a six month period after the completion of his term of employment. During the six month non-competition period, the executive is generally entitled under German law to receive half of his monthly salary. The employment agreements do not provide for severance. Mr. Molnar is subject to a written offer letter specifying his base salary plus the opportunity to participate in the Cash Incentive Plan.

Change-In-Control Arrangements and Agreements

The Company does not have any change-in-control agreements or arrangements in place for any of its NEOs, although unvested outstanding stock options would vest upon a change in control.


Tax and Accounting Considerations

Tax Deductibility of Compensation Expense. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), places a limit of $1,000,000 on the amount of compensation to certain officers that may be deducted by the Company as a business expense in any tax year unless, among other things, the compensation is performance-based and has been approved by the shareholders. To qualify as performance-based compensation, the amount of compensation must depend on the officer's performance against pre-determined performance goals established by a committee that consists solely of at least two "outside" directors who have never been employed by the Company or its subsidiaries. It is the policy of the Compensation Committee to periodically evaluate the qualification of compensation for exclusion from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code while maintaining flexibility to take actions with respect to compensation that it deems to be in the interest of the Company and its stockholders which may not qualify for tax deductibility.

So that the Compensation Committee may retain maximum flexibility to structure performance targets based on corporate and individual metrics designed to achieve our various corporate goals, our Cash Incentive Plan does not conform to the requirements of Section 162(m). However, stock option awards granted to our executive officers have been structured so that the compensation realized when the stock options are exercised should be treated as performance-based compensation exempt from the deduction limitation of
Section 162(m). The Compensation Committee does not believe that any loss of deductibility under Section 162(m) would have a material impact on the financial condition of the Company.

Tax Implications for Officers. Section 409A of the Internal Revenue Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A. Because the Company does not provide deferred compensation to the NEOs, this limitation should not have an impact on the structure of the compensation program for the officers. Section 280G of the Internal Revenue Code imposes an excise tax on payments to executives of severance or change of control compensation that exceed the levels specified in Section 280G. The NEOs could receive the amounts as explained on page 28 in the section entitled "Potential Payments Upon Termination or Change in Control" as severance or change of control payments, but the Compensation Committee does not consider their potential impact in compensation program design.

Accounting Considerations. The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the NEOs. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with SFAS 123R. The Compensation Committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.


COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

1. Reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

2. based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy statement and in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

                                            Compensation Committee

                                            /S/ Ralph E. Reins
                                            ------------------------
                                            Ralph E. Reins, Chairman
                                            Gary K. Willis
                                            Daniel J. Smoke
                                            Stephen D. Fantone


The foregoing report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                                      COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table summarizes compensation for our Named Executive Officers, or NEOs, for the fiscal year ended
September 30, 2010.  All subsequent tables and information will be presented for these employees as applicable.

                                         SUMMARY COMPENSATION TABLE (1)
                                     FISCAL YEAR ENDED SEPTEMBER 30, 2010

                                                              Non-Equity
                                                              Incentive       Change in
Name and Principal                                Option        Plan           Pension        All Other
Position                   Year     Salary       Awards (3) Compensation (2)   Value (4)     Compensation     Total
------------------       --------  ------------  ---------- ----------------  ------------   ------------  -----------
PETER WIRTH (8)            2010     $      --(7) $       --   $      --        $     --       $      --     $        --
 Chairman of the Board     2009     $ 203,915(7) $  516,830   $  16,313       ($  8,327)      $  11,733(6)  $   740,464
                           2008     $ 225,293(7) $  594,050   $  99,129        $ 38,929       $  17,284(6)  $   974,685


GUENTHER BRAUN             2010     $ 385,146    $1,053,240   $ 298,024        $ 24,501       $  12,099(6)  $ 1,773,010
 President, Chief          2009     $ 368,407    $1,001,140   $  79,935        $ 23,180       $  11,948(6)  $ 1,484,610
 Executive Officer         2008     $ 411,155    $  936,420   $ 323,821        $ 38,859       $  12,166(6)  $ 1,722,421


INGRID MITTELSTAEDT        2010     $ 233,841    $  411,715   $ 129,245        $  3,687       $  15,860(6)  $   794,348
 Executive Vice President  2009     $ 221,588    $  385,665   $  34,666        $  3,492       $  17,649(6)  $   663,060
 Finance and               2008     $ 245,574    $  322,320   $ 140,433        $  5,204       $  13,193(6)  $   726,724
 Administration And
 Chief Financial Officer

THOMAS MERK                2010     $ 232,731    $  581,200   $ 131,183        $     --       $  11,167(6)  $   956,281
 Managing Director,        2009     $ 224,997    $  550,665   $  34,666        $     --       $  10,734(6)  $   821,062
 Carl Baasel Lasertechnik  2008     $ 249,327    $  518,320   $ 140,433        $     --       $  11,771(6)  $   919,851
 GmbH & Co. KG, Chief
 Operating Officer
 Micro and Marking Business

LOUIS MOLNAR               2010     $ 249,321    $  458,065   $ 136,126        $ 44,230       $ 15,307 (5)  $   903,049
 President, RSI            2009     $ 245,000    $  512,150   $  33,688        $113,333       $ 16,950 (5)  $   921,121
 President, RB Inc.        2008     $ 242,371    $  494,090   $ 108,903       ($    810)      $ 15,783 (5)  $   860,337
 Chief Operating Officer
 Macro Business

                                                   - 22 -

                                         SUMMARY COMPENSATION TABLE, CONTINUED (1)
                                           FISCAL YEAR ENDED SEPTEMBER 30, 2010

                                                              Non-Equity
                                                              Incentive       Change in
Name and Principal                                Option        Plan           Pension        All Other
Position                   Year     Salary       Awards (3) Compensation (2)   Value (4)     Compensation     Total
------------------       --------  ------------  ---------- ----------------  ------------   ------------  -----------

ULRICH HEFTER              2010     $ 233,841    $  458,065   $ 129,245        $ 11,865       $  10,904(6)  $   843,920
 Chief Technical Officer   2009     $ 231,104    $  432,015   $  34,666        $ 11,134       $  10,938(6)  $   719,857
                           2008     $ 249,327    $  387,640   $ 140,433        $ 19,085       $  11,448(6)  $   807,933



-------------------
 (1)  Amounts paid in Euro have been converted into U.S. dollars at the weighted average exchange rate for the relevant fiscal year (for fiscal year ended September 30, 2010: US$1.00: Euro 0.7379 and for fiscal year ended
      September 30, 2009: US$1.00: Euro 0.7356)
 (2)  Represents cash amounts awarded by the Compensation Committee and paid to NEOs under our Cash Incentive Plan.
      Please refer to the Compensation Discussion and Analysis beginning on page 13 and the "Grants of Plan-Based
      Awards" table on page 24 for more details regarding this plan.
 (3)  In accordance with applicable SEC rule, the valuation of the stock awards in this table is based upon the grant date fair value of option awards. The value of option awards represents the dollar amount expensed in the
      Company's financial statement in 2010 for option awards pursuant to the FASB's authoritative guidance on stock compensation; and includes awards made in 2008 and prior years. Pursuant to SEC rules, the amounts exclude the impact of estimated forfeitures. See the Grants of Plan-Based Awards Table for grant specific information. Refer to Note 19 Stock Incentive Plans in the Company's financial statements in the Form 10-K for valuation assumptions.
 (4)  Represents the aggregate change in the actuarial present value of the accumulated benefits under the pension plans described in the Compensation Discussion and Analysis under Long-Term Incentive Compensation-Pension
      Plans beginning on page 18.
 (5)  $5,707, $7,350 and $6,183 of matching contributions were made by RSI on behalf of Mr. Molnar in accordance with the Rofin-Sinar Inc. 401(k) Plan for the fiscal years ended September 30, 2010, 2009, and 2008 respectively.
      Additionally, $9,600 was paid in auto allowance to Mr. Molnar for all years presented.
 (6)  Represents the value of Company leased cars received by the employees.
 (7)  Dr. Wirth's salary has been reduced to coincide with a reduced work schedule of 60% in fiscal years 2009 and
      2008.
 (8)  In October 2009, Dr. Wirth retired as an executive of the Company, and therefore received no NEO compensation.


The following table provides additional information about grants of our plan-based awards to our NEOs in the fiscal year ended September 30, 2010.
                                                    GRANTS OF PLAN-BASED AWARDS
                                                 FISCAL YEAR ENDED SEPTEMBER 30, 2010

                                      Estimated Possible Payouts
                                           Under Non-Equity                Number        Exercise         Grant
                                       Incentive Plan Awards (1)             of          Price of       Date Fair
                                    --------------------------------     Securities     of Options       Value of
                       Grant         Threshold    Target   Maximum       Underlying       Awards          Option
Name                  Date (2)           $          $         $          Options (3)      ($/Sh)        Awards (4)
--------------      -----------     ---------- --------- -----------     ------------   ------------  -------------

GUENTHER BRAUN               --      $135,466  $ 270,931  $ 298,024
                     03/17/2010                                             50,000          $ 22.83    $   521,000

INGRID MITTELSTAEDT          --      $ 58,748  $ 117,496  $ 129,245
                     03/17/2010                                             25,000          $ 22.83    $   260,500

THOMAS MERK                  --      $ 59,629  $ 119,257  $ 131,183
                     03/17/2010                                             30,000          $ 22.83    $   312,600

LOUIS MOLNAR                 --      $ 61,875  $ 123,751  $ 136,126
                     03/17/2010                                             25,000          $ 22.83    $   260,500

ULRICH HEFTER                --      $ 58,748  $ 117,496  $ 129,245
                     03/17/2010                                             25,000          $ 22.83    $   260,500














                                                   - 24 -

-------------------
 (1)  These columns consist of awards under our Cash Incentive Plan for fiscal year 2010.  The Threshold column represents the minimum amount payable when threshold performance goals are met.  The Target column represents the amount payable if specified performance targets are met.  The Maximum column represents the maximum amount payable under the Plan for 2010 based on the highest target levels.  Amounts are based on the executives' current salary as of the end of the Company's fiscal year.  See the Summary Compensation Table for actual amounts earned under the fiscal year 2010 Plan and refer to page 16 for a discussion of our Cash Incentive Plan.

 (2)  Grant date coincides with the date the Compensation Committee approved the granting of shares.
      Additionally, the exercise price is based on the closing market price on the date of grant.

 (3)  The amounts listed reflect stock options granted under our 2007 Incentive Stock Plan and are described in the Outstanding Equity Awards at Fiscal Year End Table below.

 (4)  The grant date fair value of the option awards has been computed in accordance with FASB ASC Topic 718 (formally known as SFAS No. 123(R), which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted to employees in exchange for services over the requisite service period, which is typically the vesting period, but excluding forfeiture assumptions that are used in calculating equity award expense in the Company's financial statements. Refer to Note 19 to the Company's Consolidated Financial
      Statements on Form 10-K for the year ended September 30, 2010 for the relevant weighted-average assumptions underlying the valuation of the option awards.


This table summarizes the equity awards held by our NEOs which are outstanding as of September 30, 2010.

                                 OUTSTANDING OPTION AWARDS (1)
                            AS OF FISCAL YEAR END SEPTEMBER 30, 2010

                        Number of       Number of
                        Securities     Securities
                        Underlying     Underlying
                        Unexercised    Unexercised    Option       Option
                          Options        Options     Exercise    Expiration
Name                    Exercisable   Unexercisable   Price         Date
-----------------     -----------   --------------  ---------    -----------
PETER WIRTH (2)            20,000           --       $ 17.110     03/17/2015
                           64,000       16,000       $ 26.045     03/16/2016
                           12,000        8,000       $ 28.500     03/15/2017
                            2,000        3,000       $ 40.200     03/19/2018

GUENTHER BRAUN             10,000           --       $  5.188     11/09/2010
                           60,000           --       $  4.375     03/21/2012
                           60,000           --       $  4.895     03/20/2013
                           80,000           --       $ 16.355     03/18/2014
                           80,000           --       $ 17.110     03/17/2015
                           20,000           --       $ 15.825     05/04/2015
                           80,000       20,000       $ 26.045     03/16/2016
                           60,000       40,000       $ 28.500     03/15/2017
                           24,000       36,000       $ 40.200     03/19/2018
                            8,000       32,000       $ 15.040     03/18/2019
                               --       50,000       $ 22.830     03/18/2020

INGRID MITTELSTAEDT         2,000           --       $  4.895     03/20/2013
                            4,000           --       $ 16.355     03/18/2014
                            6,000           --       $ 17.110     03/17/2015
                           24,000        8,000       $ 26.045     03/16/2016
                           30,000       20,000       $ 28.500     03/15/2017
                           10,000       15,000       $ 40.200     03/19/2018
                            5,000       25,000       $ 15.040     03/18/2019
                               --       25,000       $ 22.830     03/18/2020

THOMAS MERK                50,000           --       $ 16.355     03/18/2014
                           50,000           --       $ 17.110     03/17/2015
                           40,000       10,000       $ 26.045     03/16/2016
                           36,000       24,000       $ 28.500     03/15/2017
                           12,000       18,000       $ 40.200     03/19/2018
                            6,000       24,000       $ 15.040     03/18/2019
                               --       30,000       $ 22.830     03/18/2020

LOUIS MOLNAR               30,000           --       $ 16.355     03/18/2014
                           50,000           --       $ 17.110     03/17/2015
                           40,000       10,000       $ 26.045     03/16/2016
                           30,000       20,000       $ 28.500     03/15/2017
                           10,000       15,000       $ 40.200     03/19/2018
                            5,000       20,000       $ 15.040     03/18/2019
                               --       25,000       $ 22.830     03/18/2020

ULRICH HEFTER              30,000           --       $  4.375     03/21/2012
                           30,000           --       $  4.895     03/20/2013
                           30,000           --       $ 16.355     03/18/2014
                           30,000           --       $ 17.110     03/17/2015
                           32,000        8,000       $ 26.045     03/16/2016
                           30,000       20,000       $ 28.500     03/15/2017
                           10,000       15,000       $ 40.200     03/19/2018
                            5,000       20,000       $ 15.040     03/18/2019
                               --       25,000       $ 22.830     03/18/2020

-------------------
(1) The options listed above vest 20% per year over a five year period from the grant date and the grant date is ten years prior to the expiration date. See "Potential Payment upon Termination or Change in Control" on page 28 for potential acceleration provisions.

(2)  Dr. Wirth retired from the Company in October 2009.


This table provides information about the value realized by the NEOs upon the exercise of options which occurred during the fiscal year ended September 30, 2010.

                           OPTION EXCERCISES
                  FISCAL YEAR ENDED SEPTEMBER 30, 2010

                                                  Option Awards
                                            --------------------------
                                             Number of
                                              Shares          Value
                                            Acquired on    Realized on
                                              Exercise       Exercise
Name                                             (1)            (2)
----------------------                      ------------  ------------
PETER WIRTH (3)                                177,000     $ 1,330,493
GUENTHER BRAUN                                    --             --
INGRID MITTELSTAEDT                               --             --
THOMAS MERK                                       --             --
LOUIS MOLNAR                                      --             --
ULRICH HEFTER                                     --             --

------------
(1) Includes the shares of Common Stock received upon the exercise of stock options which were immediately sold, as reflected in the report on Form 4 filed with the Securities and Exchange Commission.

(2) The value realized on exercise represents the difference between the exercise price of the stock options and the market price of the Common Stock at exercise multiplied by the number of shares underlying the Option exercised.

(3) Dr. Wirth retired from the Company in October 2009.

Potential Payments upon Termination or Change in Control

Effective March 15, 2007, our stockholders approved the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan ("the 2007 Incentive Plan"). The 2007 Incentive Plan supersedes the Rofin-Technologies Inc. 1996 Non-Employee Directors' Stock Plan and the Rofin-Sinar Technologies Inc. 2002 Equity Incentive Plan. Under the above stock option plans, unless the Compensation Committee determines otherwise in its sole discretion, if an employee shall terminate by any reason other than death, disability, or retirement, an employee has up to sixty days from the date of such termination or until the expiration of the stated term of stock award, whichever period is shorter, to exercise any options that were exercisable on the date of such termination. If an employee terminates by reason of death, disability, or retirement, an employee has up to one year from the date of such termination or until the expiration of the stated term of stock award, to exercise any options that were exercisable on the date of such termination.

Furthermore, upon any change in control, all outstanding stock options, whether or not then exercisable, shall (as defined in the above stock option plans) become fully exercisable as of the date of the change in control.

The following constitute a change of control under the stock plans:

* any acquiring person becomes the beneficial owner of twenty percent (20%) or more of the then outstanding shares of Common Stock;

*   the shareholders of the Company approve a merger or consolidation;

* the shareholders approve a plan of reorganization or complete liquidation of the Company

In addition, in accordance with German law and their employment agreements, each of Messrs. Braun, Merk and Hefter, and Mrs. Mittelstaedt will, in the event they resign or are terminated by the Company, be entitled to receive one-half of his or her monthly salary if the Company
determines to enforce their six month non-competition period.   We would
pay these amounts in equal monthly installments over six months.

The following table sets forth, for each of the following NEOs, the potential amount that such NEO would realize upon the exercise of vested options held by the NEO as of September 30, 2010, and the payments to which he or she would be entitled in connection with the non-compete clause in the relevant employment agreement, assuming a termination or change in control as of September 30, 2010. The amounts shown are based on the difference between the exercise price of the vested option and the closing price of the Common Stock on NASDAQ on September 30, 2010.

                        Acceleration
                        of Unvested                      Payments
                           Stock                        During the
                        Options Upon     Options        Six-Month
                         Change in        Upon         Non-compete
Name                    Control ($)    Termination($)    Period ($)
--------------------   --------------  -------------    -----------
PETER WIRTH (1)            165,400         165,400            --
GUENTHER BRAUN           4,807,120       4,348,740        99,311
INGRID MITTELSTAEDT        448,940         178,390        62,425
THOMAS MERK              1,251,450         926,790        60,975
LOUIS MOLNAR             1,006,500         735,950          N/A
ULRICH HEFTER            2,085,800       1,815,250        61,186

(1) Dr. Wirth retired from the Company in October 2009.


                NON-EMPLOYEE DIRECTOR COMPENSATION

The Compensation program for non-employee directors is reviewed annually by our Compensation Committee to ensure the program remains competitive. As part of the Compensation Committee's review, the types and levels of compensation offered to our non-employee directors are compared with those provided by a select group of comparable companies. The Compensation Committee strives to set compensation levels that are competitive and relies on proxy statements, compensation surveys and compensation consultants for data on current market trends.


Cash Compensation Paid to Board Members

Board of Directors Annual Retainers

Directors are reimbursed for reasonable travel expenses incurred in connection with their duties as directors of the Company. The following table represents the cash compensation that non-employee directors were entitled to receive through September 30, 2010.

                                                    Through
                                                 September 30,
                                                     2010
                                                ---------------
Retainer Amount (per year)                         $ 25,000
Attendance Fee (per meeting)                       $  2,000
Teleconference Attendance Fee (per meeting)        $  1,000

Additional Retainers for Committee Chairs

In addition to the annual retainer for each non-employee director, each non-employee director who chairs a Board committee is entitled to an additional cash retainer. Also, attendance fees are paid for Committee meetings, plus reimbursement of travel expenses incurred in connection with their duties as members of the Committees. The additional retainer for service as a committee chair and attendance fees were as follows:

                                                    Through
                                                 September 30,
                                                     2010
                                                ---------------
AUDIT COMMITTEE
 Chair Retainer Amount (per year)                  $ 10,000
 Attendance Fee (per meeting)                      $  1,500
 Teleconference Attendance Fee (per meeting)       $    750

COMPENSATION COMMITTEE
 Chair Retainer Amount (per year)                  $  4,000
 Attendance Fee (per meeting)                      $  1,000
 Teleconference Attendance Fee (per meeting)       $    500

NOMINATING COMMITTEE
 Chair Retainer Amount (per year)                  $  4,000
 Attendance Fee (per meeting)                      $  1,000
 Teleconference Attendance Fee (per meeting)       $    500

Non-cash Compensation

The Company had reserved 100,000 shares of Common Stock for the Non-Employee Directors' Stock Plan ("the Directors' Plan "), which covered non-employee members of the Board of Directors. Under this plan each member of the Board of Directors who was not an employee of the Company and who was elected or continued as a member of the Board of Directors was entitled to receive an initial grant of 3,000 shares of Common Stock and thereafter an annual grant of 3,000 shares of Common Stock. The Directors' Plan also provided that non-employee directors aged 65 or older, upon their appointment or election to the Board of Directors, would receive, in lieu of such initial and annual grants of shares of Common Stock, 15,000 shares of restricted stock which vested in five equal installments on the date of grant and each of the following four anniversaries thereof. Prior to vesting, no shares of restricted stock could be sold, transferred, assigned, pledged, encumbered or otherwise disposed of, subject to certain exceptions. On March 15, 2007, this Plan was superseded by the 2007 Incentive Stock Plan, as discussed above. Under the 2007 Incentive Plan, the Company has reserved 1,600,000 shares of Common Stock to provide for the grant of options to purchase Common Stock ("options"), grants of shares of Common Stock ("stock grants"), stock units, and stock appreciation rights ("SARs") to certain eligible employees and to non-employee directors. During fiscal year 2010, outside directors each received 3,000 shares of Common Stock that were fully vested upon grant.

The following table shows the compensation paid in fiscal year 2010 to our non-employee directors. Directors who are also officers do not receive separate directors' fees and have been omitted from this table if they appear in the Summary Compensation Table on pages 22 and 23.

                        DIRECTOR COMPENSATION TABLE
                    FISCAL YEAR ENDED SEPTEMBER 30, 2010

                            Fees      Common     All Other
                           Paid In    Stock    Compensation
Non-Employee Director       Cash      Value(1)      ($)          Total
---------------------    ---------  ---------- -----------   -----------
Daniel J. Smoke          $ 53,500    $ 77,850    $      -     $ 131,350
Ralph E. Reins           $ 47,500    $ 77,850    $      -     $ 125,350
Stephen D. Fantone       $ 43,500    $ 77,850    $      -     $ 121,350
Gary K. Willis           $ 45,250    $ 77,850    $      -     $ 123,100
Carl F. Baasel           $      -    $      -    $ 870,844(2) $ 870,844
Peter Wirth              $ 55,022(3) $      -    $  42,981(4) $  98,003

------------
(1) The value of the stock awards has been calculated as the total number of shares granted (3,000 annually) times the closing price ($25.95) of the Common Stock on the NASDAQ on October 1, 2010 (the date of grant) and as reported on Form 4 filed with the Securities and Exchange Commission. Shares granted to non-employee directors vest immediately and therefore the fair value is equal to the closing market value on the date the shares were granted.

(2) Mr. Baasel received $789,172 as rental payments for the building he owns in Starnberg, Germany (see note 14 of the Form 10-K Annual Report). Mr. Baasel also received $81,672 from the Company as management consulting fees and director fees.

(3) In October 2009, Dr. Wirth retired as an executive of the Company. As Chairman of the Board, Dr. Wirth receives 40,000 Euros per year, payable in four installments, one after each Board of Directors meeting. The above amount represents the total amount paid in U.S. Dollars per the dates of payment at the applicable foreign exchange rates.

(4) Dr. Wirth retired from the Company in October 2009, this amount represents payments from the RSL Pension plan.

                        REPORT OF AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended September 30, 2010, included in the Company's Annual Report on Form 10-K. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

Each of the members of the Audit Committee is independent as defined under the NASDAQ's listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

Review with Management

The Audit Committee reviews each of the Company's quarterly and annual reports, including Management's Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company's management and considers the audit reports prepared by the independent registered public accounting firm about the Company's annual report, as well as related matters such as the quality of the Company's accounting principles, alternative methods of accounting under Generally Accepted Accounting Principles and the preferences of the independent registered public accounting firm in this regard, the Company's critical accounting policies and the clarity and completeness of the Company's financial and other disclosures.

The Audit Committee reviewed management's report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management's conclusions and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout the fiscal year ended September 30, 2010, the Audit Committee reviewed management's plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies.


Review and Discussions with Independent Accountants

The Audit Committee has discussed with Deloitte & Touche LLP, the
Company's independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standards No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company.


Conclusion

Based on review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Audit Committee


/S/  Daniel J. Smoke                         /S/  Gary K. Willis
----------------------------              --------------------------
Mr. Daniel J. Smoke                        Mr. Gary K. Willis
Audit Committee Chairman                   Audit Committee Member



/S/  Ralph E. Reins                         /S/  Stephen D. Fantone
-----------------------------             --------------------------
Mr. Ralph E. Reins                         Dr. Stephen D. Fantone
Audit Committee Member                     Audit Committee Member

               OWNERSHIP OF COMMON STOCK BY MANAGEMENT

The following table sets forth information as of January 1, 2011, regarding the ownership of the Company's Common Stock by each director, each of the named executive officers, and the directors, nominees, and named executive officers of the Company as a group. To the Company's knowledge, each of the directors, nominees, and named executive officers has sole voting and investment power with respect to the shares owned.

As of January 1, 2011, there was no person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of Common Stock issuable under stock options that are exercisable within 60 days of January 1, 2011 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The number of shares of Common Stock beneficially owned by our directors and executive officers, are as follows:

      Name and Address        Number of Shares of
      of Beneficial              Common Stock           Percentage
      Owner (1)              Beneficially Owned (2)      of Class
 --------------------     ------------------------    --------------
      Peter Wirth                   110,600                    *
      Guenther Braun                458,000                    *
      Ingrid Mittelstaedt            64,000                    *
      Thomas Merk                   164,000                    *
      Lou Molnar                    130,000                    *
      Carl F. Baasel                152,000                    *
      Ralph E. Reins                 24,000 (4)                *
      Gary K. Willis                 36,000                    *
      Daniel J. Smoke                32,000 (3)                *
      Stephen D. Fantone              7,000                    *
      All directors and
         Executive officers
         as a group (10 persons)  1,177,600                   3.6
----------------------------
* Less than one (1) percent of class.
(1) The address of each of the directors and executive officers is 40984 Concept Drive, Plymouth, MI 48170.
(2) The amounts listed include the following shares of Common Stock that may be acquired within 60 days of January 1, 2011 through the exercise of stock options: Dr. Wirth, 98,000; Mr. Braun, 452,000; Mr. Baasel, 24,000; Mr. Merk, 164,000; Mrs. Mittelstaedt, 64,000; and Mr. Molnar, 130,000.
(3) 400 of these shares are held by Mr. Smoke's spouse and are therefore indirectly held by Mr. Smoke.
(4) 3,000 of these shares are held by Mr. Reins' spouse and are therefore indirectly held by Mr. Reins.

                      STOCK EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding shares issued under the stock compensation plans as of September 30, 2010:

                      Number of          Weighted          Number of
                    Securities to         Average          Securities
                    Be Issued Upon     Exercise Price       Remaining
                     Exercise of         Price of         Available For
                     Outstanding        Outstanding          Future
                      Options             Options           Issuance
                    --------------     --------------     -------------
Equity Compensation
  Plans:

  Not approved by
  shareholders           ----               ----                ----

  Approved by
  Shareholders        2,963,200          $ 22 4/5            318,750



               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The main facility in Starnberg is rented under a 25-year operating lease from the former minority shareholder of CBL, Mr. Baasel, who is also a member of the Board of Directors of the Company, and includes a clause to terminate the lease contract upon two-year notice. The Company paid expenses, mainly for rental expenses, $0.9 million, $0.9 million, and $1.0 million, to Mr. Baasel during fiscal years 2010, 2009, and 2008, respectively.

The Company believes that all transactions noted above, have been executed on an arms-length basis. Except for the foregoing, no director, officer, nominee director, 5% holder of the Company's shares, or immediate family member, associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the beginning of fiscal year 2010 or has any material interest, direct or indirect, in any proposed transaction, having a value of $60,000 or more.

                                  PROPOSAL TWO:
                     INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP ("D&T"), as the Company's independent registered public accountants for the fiscal year ending September 30, 2011.

We are asking our shareholders to ratify the selection of D&T as our independent registered public accountants. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify appointment. Unless otherwise instructed, the proxy holder will vote the proxies received FOR the ratification of the appointment of D&T as the independent registered public accountants for the Company for fiscal year 2011.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. If the resolution ratifying the appointment of D&T as independent registered public accountants is approved by the stockholders, the Board of Directors nevertheless retains the discretion to select different auditors at any time during the year if the Board of Directors believes that change would be in the best interests of the Company and its stockholders.

A representative of D&T will not be present at the meeting; however, the Company's independent auditors will be available via telephone conferencing to make a statement if they desire to do so or to respond to appropriate questions.

The following table presents fees for professional audit services rendered by D&T, on an accrual basis, for the audit of the Company's annual financial statements for 2010 and 2009, respectively, and fees billed during fiscal years 2010 and 2009 for other services rendered by D&T.

                                               2010          2009
                                            -----------   -----------
     Audit fees                             $ 1,052,960   $ 1,110,791
     Audit related fees                              --            --
                                            -----------   -----------
          Audit and audit related fees        1,052,960     1,110,791
     Tax fees (1)                               271,194       522,392
     All other fees (2)                           5,922        48,790
                                            -----------   -----------
          Total fees                        $ 1,330,076   $ 1,681,973
                                            ===========   ===========

------------------------
(1) Tax fees consisted of fees for tax consultation and tax compliance services.
(2) All other fees consisted primarily of fees for consultation services performed in connection with various acquisitions.

The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent auditors. Mr. Smoke, the Audit Committee Chairman, has the delegated authority to pre-approve such services and these pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting. During fiscal year 2010 and 2009, the Audit Committee pre-approved 100% of the total fees to D&T.

During the two most recent fiscal years ended September 30, 2010 and 2009, and through December 1, 2010, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

The Company has not consulted D&T on any of the matters referenced in Regulation S-K Item 304(a)(2) prior to D&T's appointment as the Company's independent registered public accounting firm.

Recommendation of the Board of Directors Concerning the Election of Independent Public Accountants:

The Board recommends a vote FOR ratification of the appointment of D&T as the Company's independent registered public accountants for the current fiscal year.

                               PROPOSAL THREE:
  AMENDMENT TO THE ROFIN-SINAR TECHNOLOGIES INC. 2007 INCENTIVE STOCK PLAN

The Board of Directors recommends the approval of an amendment to the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan (the "Plan") that increases the number of shares reserved for issuance under the Plan by 1,500,000 shares, from 1,600,000 to 3,100,000 shares. The amendment also provides that (i) in accordance with past practice, the annual share grant to members of the Board of Directors for their service on the Board will be fully vested upon grant, and (ii) an option agreement may permit option exercise by net share settlement.

The Board of Directors unanimously approved the adoption of this Plan amendment and the reservation of an additional 1,500,000 shares for issuance under the Plan. The Board believes that equity incentives are critical to attracting and retaining the most talented employees in our industry. The approval of the proposed amendment will allow the Company to continue to provide these incentives under the Plan.

The following discussion summarizes the material terms of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is available to any stockholder upon request and is filed with the SEC as an exhibit to our Current Report on Form 8-K filed on February 26, 2007, and the amendment to the Plan attached hereto as Appendix A.


Purpose

The primary purpose of the Plan is to attract and retain eligible employees and outside directors of the Company, provide an incentive to eligible employees and outside directors to work to increase the value of the Company's Common Stock, and provide eligible employees and outside directors with a stake in the future of the Company which corresponds to the stake of each of the Company's stockholders.


Administration

The Plan is administered by the Compensation Committee of the Company's Board of Directors, which, according to the Plan, will have at least two members, each of whom will be a non-employee director within the meaning of Rule 16b-3 and an outside director under Section 162(m) of the Internal Revenue Code. Grants under the Plan may be evidenced by a certificate that incorporates such terms and conditions as the Compensation Committee deems necessary or appropriate.

Coverage, Eligibility and Grant Limits

The Plan provides for the grant of options to purchase Common Stock, grants of shares of Common Stock ("stock grants"), stock units, and stock appreciation rights ("SARs") to certain eligible employees and outside (non-employee) directors designated by the Compensation Committee. As of September 30, 2010, all non-employee directors and employees are eligible to participate in the Plan, as deemed appropriate by the Compensation Committee.

No employee or outside director in any calendar year may be granted an option to purchase more than 200,000 shares of Common Stock or a SAR based on the appreciation with respect to more than 200,000 shares of Common Stock or may be granted stock grants or stock units where the fair market value of the Common Stock subject to such grant exceeds $2,000,000 on the date of the grant. No more than 600,000 shares of Common Stock are available for stock grants or stock unit grants under the Plan, and no more than 3,100,000 shares of Common Stock are available for grants of incentive stock options ("ISOs").


Shares Available for Issuance

Originally, 1,600,000 shares of Common Stock were reserved for issuance under the Plan. The proposed amendment to the Plan would increase the number of shares of Common Stock reserved for issuance under the Plan by 1,500,000 shares, to 3,100,000 total shares of Common Stock. Any shares of Common Stock which are forfeited after issuance will again be available for grants under the Plan. Shares issued under the Plan that are used to pay the option price of an option or that are tendered to the Company in satisfaction of a condition to a stock grant, will not be available for issuance under the Plan.

The fair market value of a share of the Common Stock, based on the closing price of the Common Stock as of January 21, 2011, was $1,020,181,719.


Options

Under the Plan, non-incentive stock options ("Non-ISOs") may be granted to eligible employees or outside directors by the Compensation Committee, but ISOs, which are intended to qualify for special tax treatment under
Section 422 of the Code, only can be granted to eligible employees of the Company or a subsidiary or parent of the Company. Each option granted under the Plan entitles the optionee to purchase the number of shares of Common Stock specified in the grant at the option price specified in the related option certificate. The terms and conditions of each option granted under the Plan are determined by the Compensation Committee, but no option will be granted at an option exercise price which is less than the fair market value of the Common Stock on the grant date in accordance with the Plan. In addition, if the option is an ISO that is granted to a ten percent or more stockholder of the Company, the option price may be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Moreover, no eligible employee may be granted ISOs which are first exercisable in any calendar year for Common Stock having an aggregate fair market value (determined as of the date that the ISO was granted) that exceeds $100,000. Except as otherwise set forth in the related option certificate, all options granted under the Plan will vest and become exercisable with respect to 20% of the shares subject to the option on each of the first five anniversaries of the date of grant. No option may be exercisable more than ten years from the grant date or, if the option is an ISO granted to a ten percent or more stockholder of the Company, it may not be exercisable more than five years from the grant date. The Plan does not permit the Company to lower the exercise price of options without stockholder pre-approval.

The following table shows the number of options received by the persons listed below as of January 21, 2011.


Cumulative Option Grants Table

Name and Position                           Number of Options
-----------------------                     -----------------
Guenther Braun, CEO                               200,000
Ingrid Mittelstaedt, CFO                          100,000
Thomas Merk, COO                                  120,000
Louis Molnar, COO                                 100,000
Ulrich Hefter, CTO                                100,000
Peter Wirth, Chairman of the Board                 15,000
                                                 ---------
All Current Executive Officers as a Group         635,000

Each Nominee for Election as Director
               Dr. Peter Wirth                     15,000
Each Associate of any such Directors, Executive
  Officers or Nominees                                 --
Each other Person who Received 5% of
  such Options                                         --
All Employees, including current Officers
  who are not Executive Officers, as a Group      610,250



Stock Appreciation Rights

SARs may be granted by the Compensation Committee to eligible employees and outside directors under the Plan, either as part of an option or as stand-alone SARs. The terms and conditions for an SAR granted as part of an option will be set forth in the option certificate for the related option while the terms and conditions for a stand-alone SAR will be set forth in a SAR certificate. SARs entitle the holder to receive the appreciation of the fair market value of one share of Common Stock as of the date such right is exercised over the baseline price specified in the option or SAR certificate (the "SAR Value"), multiplied by the number of shares of Common Stock in respect of which the SAR is being exercised.

The SAR Value for an SAR must equal or exceed the fair market value of a share of Common Stock as determined on the grant date in accordance with the Plan. If an SAR is granted together with an option, then the exercise of the SAR will cancel the right to exercise the related option, and the exercise of a related option will cancel the right to exercise the SAR. A SAR granted as a part of an option will be exercisable only while the related option is exercisable. A stand-alone SAR will be exercisable as provided in the related SAR certificate. Except as otherwise set forth in the related option certificate or SAR certificate, all SARs granted under the Plan will vest and become exercisable with respect to 20% of the shares subject to the SAR on each of the first five anniversaries of the date of grant. At the discretion of the Compensation Committee, any payment due upon the exercise of an SAR can be made in cash or in the form of Common Stock.


Stock Grants

Stock grants are grants which are designed to result in the issuance of Common Stock to the eligible employee or outside director to whom the grants are made, and stock grants may be granted by the Compensation Committee subject to such terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The Compensation Committee, in its discretion, may prescribe that an eligible employee's or outside director's rights in a stock grant will be nontransferable or forfeitable or both unless certain conditions are satisfied. Except as otherwise set forth in the related stock grant certificate, all stock grants made to eligible employees under the Plan will vest with respect to 20% of the shares subject to the stock grant on each of the first five anniversaries of the date of grant and the Plan as amended provides that annual share grants to members of the Board of Directors for their service as members of the Board will be fully vested upon grant. The Plan provides that awards may also be made subject to achievement of certain performance goals based on criteria such as earnings, net income, cash flow, or return on assets. Stock grants may be evidenced by a certificate which will specify what rights, if any, an eligible employee or outside director has with respect to such stock grant as well as any conditions applicable to the stock grant.

The following table shows the number of grants received by the persons listed below as of January 21, 2011.


Cumulative Stock Grant Table

Name and Position                           Number of Grants
-----------------------                     -----------------

All Current Directors who are not
  Executive Officers                              36,000
Each Nominee for Election as Director
               Dr. Stephen D. Fantone              9,000

Except as otherwise set forth in the related stock grant certificate, if a stock dividend is paid on Common Stock subject to a stock grant while such Common Stock remains subject to forfeiture conditions or restrictions on transfer, then the stock dividend will be held by the Company subject to the same conditions or restrictions as the related stock grant. Except as otherwise set forth in the related stock grant certificate, an eligible employee or outside director will have the right to vote Common Stock issued under a stock grant while such Common Stock remains subject to forfeiture conditions or restrictions on transfer.


Stock Units

Stock units are grants which are designed to result in the issuance of Common Stock or cash payments to the eligible employees and outside directors to whom grants are made, based on the fair market value of the Common Stock underlying the grant, and stock units may be granted by the Compensation Committee subject to such terms and conditions, if any, as the committee acting in its absolute discretion deems appropriate. The terms and conditions for a stock unit grant will be set forth in the certificate evidencing the grant. Except as otherwise set forth in the related stock unit grant certificate, all stock unit grants made under the Plan will vest with respect to 20% of the shares subject to the stock unit grant on each of the first five anniversaries of the date of grant. The Plan provides that awards may also be made subject to achievement of certain performance goals based on criteria such as earnings, net income, cash flow, or return on assets.


Termination of Employment

In the event an eligible employee terminates employment or a director terminates service as a director by reason of disability, retirement or death, exercisable options and SARs generally will remain exercisable by the eligible employee or director (or the legal representative of the estate, as the case may be) for the earlier of one year (three months in the case of an incentive stock option upon termination of employment by reason of retirement) or the expiration of the option term or SAR term, and the eligible employee or director (or the legal representative of the estate, as the case may be) will be entitled to receive only the number of shares of Common Stock subject to a stock grant or stock unit grant (or cash value of such stock unit grant shares) that have been earned as of the date of disability, retirement or death. In the event an eligible employee or director terminates employment for any reason other than disability, retirement, death, or termination for cause, exercisable options and SARs generally will remain exercisable for the earlier of sixty days or the expiration of the option term or SAR term, and the eligible employee or director will be entitled to receive only the number of shares of Common Stock subject to a stock grant or stock unit grant (or cash value of such stock unit grant shares) that have been earned as of the date of such termination of employment.

If an eligible employee's employment or a director's service as a director is terminated for "cause" as defined in the Plan, all outstanding options and SARs will expire and all stock grants and stock unit grants will be forfeited to the extent not yet earned as of the effective time of the eligible employee's or director's termination of employment or service.


Transferability

Absent consent of the Compensation Committee, no option, SAR, stock grant or stock unit grant made to an eligible employee or outside director is transferable by such eligible employee or outside director other than by will or by the laws of descent and distribution. In addition, absent consent of the Compensation Committee, an option or SAR will be exercisable during an eligible employee's or outside director's lifetime only by such eligible employee or outside director.


Change in Control

If there is a change in control of the Company, then, generally, upon the closing of the transaction, all conditions to the exercise of all outstanding options and SARs and all issuance or forfeiture conditions on all outstanding stock grants and stock unit grants will be deemed satisfied. The Board of Directors will have the right, to the extent required as a part of the change in control transaction, to cancel all outstanding options, SARs, stock grants and stock unit grants after giving eligible employees and outside directors a reasonable period of time to exercise their outstanding options and SARs or to take such other action as is necessary to receive Common Stock subject to stock grants and Common Stock or cash payable under stock unit grants.


Amending or Terminating the Plan

The Plan may be amended by the Board of Directors to the extent it deems necessary or appropriate. The Plan also may be terminated by the Board of Directors at any time. The Board of Directors may not unilaterally modify, amend or cancel any option, SAR, stock grant or stock unit previously granted without the consent of the holder of such option, SAR, stock grant or stock unit or unless there is a dissolution or liquidation of the Company or a change in control. No amendment will be made absent the approval of the stockholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Common Stock are listed.

Adjustment of Shares

The annual grant caps, the number, kind or class of shares of Common Stock subject to outstanding options or SARs granted under the Plan, and the option price of the options and the SAR Value of the SARs, as well as the number, kind or class of shares of Common Stock subject to outstanding stock grants and stock unit grants under the Plan, will be adjusted by the Compensation Committee in a reasonable and equitable manner to reflect any equity restructuring or change in the capitalization of the Company or any other transaction described in
Section 424(a) of the Internal Revenue Code which does not constitute a change in control of the Company. In addition, the Compensation Committee will adjust the number, kind or class of shares of Common Stock reserved for issuance under the Plan in a reasonable and equitable manner where such an adjustment is made to outstanding awards.

The Compensation Committee as part of any transaction described in
Section 424(a) of the Internal Revenue Code that does not constitute a change in control of the Company will have the right to make stock grants, stock unit grants and option and SAR grants to effect the assumption of, or the substitution for, stock grants, stock unit grants and option and stock appreciation right grants previously made by any other corporation to the extent that such transaction calls for the substitution or assumption of such grants. In addition, if the Compensation Committee makes any such grants as part of any such transaction, the Compensation Committee will have the right to increase the number of shares of Common Stock available for issuance under the Plan by the number of such grants.


Federal Income Tax Consequences

The rules concerning the U.S. federal income tax consequences with respect to grants made pursuant to the Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences for U.S. residents associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations, and judicial and administrative interpretations. The following discussion does not set forth any federal tax consequences other than income tax consequences or any state, local or foreign tax consequences that may apply.

ISOs

In general, an eligible employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the eligible employee will be required to treat an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price as an item of adjustment in computing the eligible employee's alternative minimum taxable income. If the eligible employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of exercise of the ISO, a subsequent disposition of the Common Stock will generally result in long-term capital gain or loss to such individual with respect to the difference between the amounts realized on the disposition and the exercise price. The Company will not be entitled to any income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take an income tax deduction upon either the grant or the exercise of an ISO.

If the eligible employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or (2) the amount realized upon disposition over the exercise price. Any gain in excess of such amount recognized by the eligible employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).


Non-ISOs

An eligible employee or an outside director will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the eligible employee or outside director generally will recognize ordinary income and the Company will be entitled to take an income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Common Stock by the eligible employee or outside director, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs

An eligible employee will recognize ordinary income for federal income tax purposes upon the exercise of an SAR under the Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the eligible employee will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the eligible employee receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the eligible employee in the same taxable year in which the eligible employee recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.


Stock Grants

An eligible employee or outside director is not subject to any federal income tax upon the grant of a stock grant, nor does the grant of a stock grant result in an income tax deduction for the Company, unless the restrictions on the stock do not present a "substantial risk of forfeiture" or the stock is "transferable," each within the meaning of
Section 83 of the Internal Revenue Code. Common Stock which is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Internal Revenue Code is transferable within the meaning of Section 83 if the transferee would not be subject to such risk of forfeiture after such transfer. In the year that the stock grant is either no longer subject to a substantial risk of forfeiture or is transferable, the eligible employee or outside director will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock transferred to the eligible employee or outside director, generally determined on the date the stock grant is no longer subject to a substantial risk of forfeiture, or is transferable, whichever comes first, over the amount, if any, paid for such shares. An eligible employee or outside director may, however, make an election to include the full value of the stock grant in income upon grant. If an eligible employee, or outside director, is subject to Section 16(b) of the 1934 Act and cannot sell the Common Stock without being subject to liability under such section after the Common Stock is no longer subject to a substantial risk of forfeiture or is transferable, the Common Stock will be treated as subject to a substantial risk of forfeiture and non-transferable for six months or until the stock can be sold without any such liability, whichever comes first. If the stock grant is forfeited, the eligible employee or outside director will recognize no gain.

Stock Units

An eligible employee or outside director is not subject to any federal income tax upon the grant of a stock unit, nor does the grant of a stock unit result in an income tax deduction for the Company. In the year that the stock unit is paid in cash or Common Stock, the eligible employee or outside director will recognize ordinary income in an amount equal to the amount of the payment made under the stock unit. If the stock unit is forfeited, the eligible employee or outside director will recognize no income. Recent guidance from the IRS provides that stock unit grants may be subject to taxation under the new rules for taxing deferred compensation. If the stock unit grant fails to satisfy the requirements under these rules, the eligible employee will be subject to tax at his or her standard rate plus a 20% penalty tax and interest penalty.


Information Regarding New Plan Benefits

The awards that will be granted to eligible employees and outside directors under the Plan will be at the discretion of the Compensation Committee and, therefore, are not determinable at this time.


Equity Compensation Plan Information

There are 318,750 outstanding options and shares reserved for future issuance under the Company's equity compensation plans as of September 30, 2010.


Required Vote and Recommendation of the Board of Directors

The presence, either in person or by properly executed proxy, of the owners of one third of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at such meeting. The affirmative vote of a majority of the votes entitled to be cast by all the holders of shares of Common Stock of the Company constituting such quorum is required to approve the proposed amendment of the Plan discussed above. If you hold your shares of Common Stock of the Company in your own name and abstain from voting on this matter, your abstention will have the effect of a vote against the proposed amendment of the Plan. If you hold your shares of Common Stock of the Company through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have the authority to vote your shares.

The Board recommends a vote FOR the adoption of the proposed amendment to the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan.

                               PROPOSAL FOUR:
          A NON-BINDING ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. The vote sought by this proposal is advisory and is non binding on the Board. However, the Compensation Committee of the Board values the opinions of our stockholders and to the extent there is any significant vote against the name executive officer compensation as disclosed in this proxy statement, will take into account the stockholder's concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As discussed in the Compensation Discussion and Analysis beginning on page 13 of this proxy statement, the Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interests of our executive officers with those of our stockholders.

Accordingly, we will ask our stockholders to vote "FOR" the following proposal at the Annual Meeting:

     "Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material) in the Company's definitive proxy statement for the 2011 Annual Meeting of Stockholders."

The above referenced disclosures appear at pages 13 to 29 of this proxy statement.

For the reasons above, the Board recommends a vote "FOR" approval of this resolution (Item 4 on the proxy card).

                               PROPOSAL FIVE:
          A NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON
                          EXECUTIVE COMPENSATION.

The Dodd-Frank Act requires us to include, at least once every six years, an advisory vote regarding how often shareholders wish to cast the advisory vote on executive compensation. The shareholders may choose from four options: (1) an annual vote, (2) a vote every two years
(biennial), (3) a vote every three years (triennial), or (4) abstain to vote on this proposal.

The Board believes that a biennial vote is most appropriate for the Company because such a vote would provide shareholders with the appropriate timeframe to evaluate the Company's overall compensation philosophy, design, and implementation. A two year period is more aligned with the longer-term view that the Compensation Committee takes with respect to the more significant components of our named executive officers' compensation, and would allow shareholders the opportunity to evaluate the effectiveness of these programs over the time frames that they are intended to generate performance. Additionally, the Board believes that a longer period between votes would provide the opportunity for shareholders to engage in more thoughtful analysis and would facilitate more meaningful dialogue between shareholders and the Board regarding the Company's executive compensation practices.

For these reasons, the Board unanimously recommends that shareholders vote for a BIENNIAL (every 2 years) vote on executive compensation.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

                          EXPENSES OF SOLICITATION

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will request brokerage houses, custodians, fiduciaries and nominees to forward proxy materials to their principals and will reimburse them for their reasonable expenses in doing so. The Company expects to retain assistance in proxy solicitation, the expenses for which are not expected to exceed $50,000. Solicitation may also be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

BNY Mellon Shareholder Services, the Company's transfer agent and registrar, will receive and tabulate proxies.



                             OTHER INFORMATION

The Company knows of no other matters which will be presented for consideration at the Annual Meeting. However, if any other matters or proposals properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve, and voting on proposals omitted from the proxy statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.


Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms, the absence of a Form 3, Form 4, or Form 5, or written representations that no Form 4's or 5's were required, the Company believes that, with respect to the fiscal year ended September 30, 2010, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

Stockholders' Proposals

Proposals of stockholders intended for inclusion in the Company's proxy statement and form of proxy for the fiscal year 2011 Annual Meeting of Stockholders must be delivered to Cindy Denis, Secretary of Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, Michigan 48170 by Friday, September 23, 2011.

Under the Company's Certificate of Incorporation and By-Laws, stockholders desiring to nominate persons for election as directors or bring other business before the annual meeting must deliver or mail a notice to the Secretary that must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders' notices must contain the specific information set forth in the Certificate of Incorporation and the By-Laws. Stockholders will be furnished a copy of the Company's Certificate of Incorporation and By-Laws without charge upon written request to the Secretary of the Company.



Form 10-K Annual Report

A Copy of the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2010, as filed with the Securities and Exchange Commission, is included in the Annual Report to Shareholders and is furnished with this proxy statement. A stockholder may obtain additional copies of the Form 10-K (excluding exhibits) without charge by addressing a written request to the Secretary, Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, Michigan 48170.

                                   By Order of the Board of Directors


                                      /S/ Peter Wirth
                                      ---------------------------
                                      Peter Wirth
                                      Chairman of the Board

Plymouth, Michigan
January 28, 2011

                     ROFIN-SINAR TECHNOLOGIES INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Wirth and Cindy Denis as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Common Shares of Rofin-Sinar Technologies Inc. which the undersigned is entitled to vote at the Annual Meeting to be held on March 16, 2011, or any adjournment thereof.

This proxy will be voted as directed, or if no direction is indicated, will be voted "FOR" items 1 through 4, and "2 years" for item 53.

1. Election of Class 3 Directors For Election to Term Expiring in 2014 are:

    Dr. Peter Wirth,           / / For    / / Withheld    / / Exceptions
    Dr. Stephen D. Fantone     / / For    / / Withheld    / / Exceptions

    To withhold authority to vote for any individual nominees, mark the "Exceptions" box above and write that nominees name in the space provided below.

    Exceptions:
                 -----------------------

2. Ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2011.

    / / For         / / Against         / / Abstain


3. Proposal to approve an amendment to the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan.

    / / For         / / Against         / / Abstain


4. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.

    / / For         / / Against         / / Abstain


Management recommends a vote for Shareholder approval every 2 years.

5.  Executive Compensation Frequency Shareholder Vote (non-binding).

    / / 1 year   / / 2 years   / / 3 years   / / Abstain

6. In their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting.

                                  Appendix A

                          AMENDMENT TO THE
         ROFIN-SINAR TECHNOLOGIES INC. 2007 INCENTIVE STOCK PLAN

WHEREAS, Rofin-Sinar Technologies Inc., a Delaware corporation (the "Company"), sponsors and maintains the Rofin-Sinar Technologies Inc. 2007 Incentive Stock Plan (the "Plan");

WHEREAS, Section 16 of the Plan provides that the Company's Board of Directors (the "Board") may amend the Plan at any time; and

WHEREAS, the Board now finds it desirable and in the best interests of the Company to amend the Plan to increase the number of shares of common stock of the Company reserved for issuance under the Plan and to make certain other changes to the Plan.

NOW, THEREFORE, the Plan is amended, effective as of January 12, 2011, as follows:

  1. Section 3.1 is amended and restated to read as follows (revision is underlined):

     3.1 Shares Reserved. There shall (subject to Section 14) be reserved for issuance under this Plan 3,100,000 shares of Stock, which shall be available to be issued in connection with the exercise of ISOs.

  2. The first sentence of Section 7.4 is amended and restated to read as follows (revision is underlined):

     7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee, through any cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market and which is acceptable to the Committee, or by net share settlement, or in any combination of such forms of payment.

  3. Section 9.2(c) is amended by adding the following last sentence thereto:

     Notwithstanding the foregoing, unless the Committee determines that another vesting schedule better serves the Company's interest and provides for such other vesting schedule in the related Stock Grant Certificate, the annual Stock Grant to Directors for their service as members of the Board will be fully vested upon grant.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 12th day of January, 2011.


ATTEST:      ROFIN-SINAR TECHNOLOGIES INC.



By:   /s/ Guenther Braun
-------------------------- ------



Its:   Chief Executive Officer
---------------------------------